Exhibit 99

Ensysce Biosciences Announces the Distribution of Series A Preferred Stock to Holders of its Common Stock

SAN DIEGO, CA / ACCESSWIRE / February 1, 2023 / Ensysce Biosciences, Inc. (“Ensysce” or the “Company”) (NASDAQ:ENSC)(OTC PINK:ENSCW), a clinical-stage biotech company applying transformative chemistry to improve prescription drug safety to reduce abuse and overdose, today announced that its Board of Directors has declared a dividend of 0.001 of a share of newly-designated Series A Preferred Stock, par value $0.0001 per share, for each outstanding share of the Company’s common stock held of record as of 5:00 p.m. Eastern Time on February 13, 2023. The outstanding shares of Series A Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a reverse stock split, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series A Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per 0.001 of a share of Series A Preferred Stock).

All shares of Series A Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series A Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the effectiveness of the amendment to the Company’s certificate of incorporation effecting the reverse stock split.

The Series A Preferred Stock will be uncertificated, with no shares of Series A Preferred Stock transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths (1/1000ths) of a share of Series A Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series A Preferred Stock will be contained in a Forms 8-K and 8-A to be filed by the Company with the Securities and Exchange Commission.

About Ensysce Biosciences

Ensysce Biosciences is a clinical-stage biotech company using its proprietary technology platforms to develop safer prescription drugs. Leveraging its Trypsin Activated Abuse Protection (TAAP) and Multi-Pill Abuse Resistance (MPAR™) platforms, the Company is in the process of developing a unique, tamper-proof treatment option for pain that minimizes the risk of both drug abuse and overdoses. Ensysce’s products are anticipated to provide safer options to treat patients suffering from severe pain and assist in preventing deaths caused by medication abuse. The platforms are covered by an extensive worldwide intellectual property portfolio for a wide array of prescription drug compositions. For more information, please visit www.ensysce.com.

Forward-Looking Statements

Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Without limiting the foregoing, the use of words such as “may,” “intends,” “can,” “might,” “will,” “expect,” “plan,” “possible,” “believe” and other similar expressions are intended to identify forward-looking statements. The product candidates discussed are in clinic and not approved and there can be no assurance that the clinical programs will be successful in demonstrating safety and/or efficacy, that Ensysce will not encounter problems or delays in clinical development, or that any product candidate will ever receive regulatory approval or be successfully commercialized. All forward-looking statements are based on estimates and assumptions by Ensysce’s management that, although Ensysce believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Ensysce expected. In addition, Ensysce’s business is subject to additional risks and uncertainties, including among others, the initiation and conduct of preclinical studies and clinical trials; the timing and availability of data from preclinical studies and clinical trials; expectations for regulatory submissions and approvals; potential safety concerns related to, or efficacy of, Ensysce’s product candidates; the availability or commercial potential of product candidates; the ability of Ensysce to fund its continued operations, including its planned clinical trials; the dilutive effect of stock issuances from our fundraising; and Ensysce’s and its partners’ ability to perform under their license, collaboration and manufacturing arrangements. These statements are also subject to a number of material risks and uncertainties that are described in Ensysce’s most recent quarterly report on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which it was made. Ensysce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required under applicable law.

Ensysce Biosciences Company Contact
Lynn Kirkpatrick, Ph.D.
Chief Executive Officer
(858) 263-4196

Ensysce Biosciences Investor Relations Contact:
MZ Group North America
Shannon Devine
203-741-8811
ENSC@mzgroup.us

Source: Ensysce Biosciences Inc.